PERSPECTIVE ADVISORY II (06/19) INDIVIDUAL VARIABLE AND FIXED ANNUITY APPLICATION (VA790NY) Home Office: Purchase, NY 10577 Jackson National Life Insurance Company www.jackson.com of New York First Class Mail: P.O. Box 30314 Lansing, MI 48909-7814 Customer Care: 800-599-5651 Fax: 888-576-8383 Overnight Mail: 1 Corporate Way Email: customercare@jackson.com Lansing, MI 48951 Linking/BIN/Brokerage Acct. Number (if applicable) Jackson of NY pre-assigned Contract Number (if applicable) Primary Owner PLEASE PRINT Type of Ownership: CLEARLY Individual/Joint Custodian Trust Corporation/Pension Plan Government Entity Please see the Good Order Checklist for Social Security Number or Tax ID Number Phone Number (include area code) additional requirements. Country of Residence If U.S. U.S. Citizen Yes No Sex Male Female citizenship is not selected, Date of Birth (mm/dd/yyyy) Email Address (print clearly) and a Social Security Number with a U.S. address is First Name Middle Name Last Name listed, along with the absence of any other foreign Non-Natural Owner/Entity Name (if applicable) indicator, Jackson National Life Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Insurance Company of New York (Jackson of NY) Physical Address City State ZIP will assume an active U.S. citizenship status. Mailing Address Line 1 Mailing Address Line 2 Mailing Address City State ZIP NVDA 790 04/19 Page 1 of 13 NV790 06/19

LONG-TERM SMART Joint Owner Social Security Number Date of Birth (mm/dd/yyyy) Email Address (print clearly) Country of Residence U.S. Citizen Yes No Sex Male Female In the case of First Name Middle Name Last Name Joint Owners, all correspondence Relationship to Owner Phone Number (include area code) and required documentation will be sent to the address of Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 the Primary Owner. Physical Address City State ZIP Primary Annuitant Complete this Social Security Number Date of Birth (mm/dd/yyyy) Phone Number (include area code) section if different than Primary Owner. If Primary Country of Residence Annuitant section is left U.S. Citizen Yes No Sex Male Female blank, the Annuitant will First Name Middle Name Last Name default to the Primary Owner. Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP Joint/Contingent Annuitant Complete this section if Social Security Number Joint Annuitant Not Applicable Date of Birth (mm/dd/yyyy) different than Joint Owner. If Contingent Annuitant Joint Annuitant Country of Residence section is left blank, the Joint U.S. Citizen Yes No Sex Male Female Annuitant will default to the First Name Middle Name Last Name Joint Owner. Contingent Relationship to Primary Annuitant Phone Number (include area code) Annuitant must be Annuitant's spouse. Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Available only on a Qualified plan custodial account when Physical Address City State ZIP electing a Joint GMWB. NVDA 790 04/19 Page 2 of 13 NV790 06/19

LONG-TERM SMART Beneficiary(ies) It is required for Percentage of Good Order Primary Sex Male Female % that the Death Benefit Percentage of Social Security/Tax ID Number Date of Birth (mm/dd/yyyy) Relationship to Owner Death Benefit be whole numbers and must total First Name Middle Name Last Name 100% for each beneficiary type. Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) If Percentage of Death Benefit is left blank, all beneficiaries Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 will receive equal shares. Physical Address City State ZIP Please use form N3041 for additional beneficiaries. Percentage of Primary Contingent Sex Male Female % Death Benefit Social Security/Tax ID Number Date of Birth (mm/dd/yyyy) Relationship to Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP Percentage of Primary Contingent Sex Male Female % Death Benefit Social Security/Tax ID Number Date of Birth (mm/dd/yyyy) Relationship to Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP NVDA 790 04/19 Page 3 of 13 NV790 06/19

LONG-TERM SMART Annuity Type The Variable Annuity Non-Tax Qualified IRA - Traditional* Roth IRA* SEP 403(b) TSA Automatic Withdrawal Stretch IRA Non-Qualified Stretch Roth Conversion Other: Request form (NV4370) may *Tax Contribution Year(s) and Amounts: be required if a Stretch Annuity Year: $ Year: $ Type is elected. Premium Payment External Select method of payment and note approximate amount: Transfers: The Request for Check Attached Check In Transit Wire Transfer or $ $ $ Exchange of Assets form (N3783) must Anticipated total amount from internal transfer(s) $ be submitted if Jackson of NY is to request the Anticipated total amount from external transfer(s) to be requested by Jackson of NY $ release of funds. Anticipated total amount from external transfer(s) to be requested by Advisor or Owner (Jackson of NY will NOT request funds) $ For more than two account transfers, If Jackson of NY is NOT requesting funds, please provide the following information: please provide account Transfer Anticipated information on Company releasing funds Account number Maturity date type transfer amount the Letter of Full Instruction form $ (N4250) and Partial submit with application. Full $ Partial Statement Regarding Replacement of Existing Policies or Annuity Contracts It is required for Good Order that this entire No Yes section be Do you intend to replace an existing life insurance policy or annuity contract? completed. If replacing, Jackson of NY pre-assigned Contract number: please provide the Jackson of NY Please complete all necessary forms as required by New York Regulation 60. pre-assigned Contract number. Annuitization/Income Date Specify Income Date (mm/dd/yyyy) If an Annuitization/Income Date is not specified, the Company will default to the Latest Income Date as shown in the Contract. NVDA 790 04/19 Page 4 of 13 NV790 06/19

LONG-TERM SMART Systematic Investment (periodic premium reallocation programs) Only the Please read the Important Information related to Systematic Investments in the Notice to Applicant section on page 11. Investment Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing. Division(s) and the 1-Year Fixed I elect Automatic Rebalancing of the Investment Divisions according to the allocations in the Premium Allocation Account Option section using the frequency and start date below. If both frequency and start date are left blank, Automatic (subject to Rebalancing will not be established. availability) as selected in the Frequency: Monthly Quarterly Semiannually Annually Premium Allocation section can Start Date (mm/dd/yyyy): OR Immediately after issue. participate in Automatic Note: If no start date is selected, the program will begin one month/quarter/half-year/year (depending on the Rebalancing. frequency you select) from the date Jackson of NY applies the initial Premium payment. If no frequency is selected, the frequency will be annual. If the start date indicated is on day 29, 30, or 31 of a month, but the frequency at which the transfer will occur does not always include this date, Jackson of NY will default the start date and all Other subsequent transfer dates to the 28th. If funds are received after the designated start date, the program will begin Systematic Investment one frequency from the designated start date. Options may be available. DCA (Dollar Cost Averaging) Please see Systematic This request is to establish the Dollar Cost Averaging option. Investment form (NV5675). If DCA is selected, the Systematic Investment Form (NV5675) must be attached and completed for " Good Order." Premium Allocation Tell us how you want your % Traditional Investments % Traditional Investments % Traditional Investments annuity Equity Investments Equity Investments Equity Investments Premiums (cont. from previous column) (cont. from previous column) invested. Whole JNL Multi-Manager percentages Mid Cap (529) JNL/Franklin Templeton JNL/Mellon S&P 1500 only. TOTAL JNL Multi-Manager Growth Allocation (538) Growth Index (545) ALLOCATION Small Cap Growth (450) JNL/Franklin Templeton JNL/Mellon S&P 1500 MUST EQUAL Income (430) Value Index (546) 100%. JNL Multi-Manager Small Cap Value (495) JNL/Franklin Templeton JNL/Mellon Small Cap JNL S&P 500 Index Mutual Shares (497) Index (462) (553) JNL/Invesco Diversified JNL/MFS Total number Dividend (541) Mid Cap Value (496) of allocation JNL/American Funds selections may Balanced (473) JNL/Invesco JNL/PPM America not exceed 99. JNL/American Funds Small Cap Growth (482) Mid Cap Value (417) Blue Chip Income JNL/JPMorgan JNL/PPM America and Growth (503) MidCap Growth (435) Value Equity (440) JNL/American Funds JNL/The London Company JNL/T. Rowe Price Growth (587) Focused U.S. Equity (600) Certain Established Growth (445) broker-dealers JNL/American Funds JNL/Mellon Dow Index JNL/T. Rowe Price may limit the Growth-Income (506) (579) Mid-Cap Growth (446) Investment JNL/AQR Large Cap JNL/Mellon Equity Income JNL/T. Rowe Price Divisions and (599) Fixed Account Defensive Style (704) Value (472) Options JNL/BlackRock Large Cap JNL/Mellon Nasdaq 100 available under Select Growth (436) Index (426) the Contract. JNL/Mellon S&P 400 Please see JNL/ClearBridge PREMIUM ALLOCATIONS MidCap Index Client Large Cap Growth (532) (458) CONTINUED ON PAGES 6 Acknowledg- JNL/DFA AND 7. ments on pages U.S. Core Equity (449) 11 and 12. JNL/DFA U.S. Small Cap (588) NVDA 790 04/19 Page 5 of 13 NV790 06/19

LONG-TERM SMART Premium Allocation (continued from page 5) % Traditional Investments % Traditional Investments % Traditional Investments Total number Equity Investments International Specialty of allocation (cont. from previous page) (cont. from previous column) selections may JNL/DoubleLine Shiller not exceed 99. JNL/Vanguard JNL/Mellon Emerging Enhanced CAPE (537) Capital Growth (558) Markets Index (519) JNL/Mellon Index 5 JNL/Vanguard JNL/Mellon International (453) Equity Income (559) Index (463) JNL/Mellon MSCI KLD 400 JNL/Vanguard U.S. Stock JNL/Mellon MSCI World Social Index (544) Market Index (563) Index (580) JNL/Morningstar Wide JNL/WMC Balanced JNL/Oppenheimer Moat Index (696) (438) Global Growth (474) JNL/RAFI Fundamental Tell us how you Asia Developed (413) want your JNL/WMC Value JNL/Vanguard annuity (476) International (560) JNL/RAFI Fundamental Premiums Europe (412) JNL/Vanguard International invested. Whole JNL/RAFI Fundamental % Traditional Investments Stock Market Index (564) percentages U.S. Small Cap (707) only. TOTAL International JNL/WCM Focused JNL/RAFI Multi-Factor ALLOCATION JNL/American Funds Capital International Equity (676) U.S. Equity (708) MUST EQUAL Income Builder (691) 100%. JNL/S&P 4 JNL/American Funds % Traditional Investments (677) Global Growth (586) Sector JNL/S&P Competitive JNL/American Funds Global JNL/Mellon Communication Advantage (422) Small Capitalization (505) Services Sector (490) JNL/S&P Dividend JNL/American Funds JNL/Mellon Consumer Income & Growth (423) International (507) Discretionary Sector (489) JNL/S&P International 5 JNL/American Funds JNL/Mellon Consumer (570) New World (508) Staples Sector (547) JNL/S&P JNL/BlackRock Advantage JNL/Mellon Energy Sector Intrinsic Value (424) International (705) (488) JNL/S&P Mid 3 JNL/Causeway International JNL/Mellon Financial (523) Value Select (460) Sector (487) JNL/S&P Total Yield JNL/DFA International JNL/Mellon Healthcare (425) Core Equity (706) Sector (486) % Traditional Investments JNL/Franklin Templeton JNL/Mellon Industrials Fixed Income Global (500) Sector (548) JNL/American Funds JNL/Franklin Templeton JNL/Mellon Information Global Bond (504) International Technology Sector (485) JNL/Crescent Small Cap (419) JNL/Mellon Materials High Income (533) JNL/GQG Emerging Sector (549) JNL/DoubleLine Markets Equity (539) JNL/Mellon Real Estate Core Fixed Income (461) JNL/Harris Oakmark Sector (551) JNL/DoubleLine Emerging Global Equity (540) JNL/Mellon Utilities Markets Fixed Income (536) JNL/Invesco China-India Sector (554) JNL/DoubleLine (421) Total Return (589) JNL/Invesco International JNL/Fidelity Institutional Growth (447) Asset Management JNL/Lazard Emerging Total Bond (444) Markets (432) JNL/Franklin Templeton JNL/Lazard International Global Multisector Strategic Equity (593) Bond (518) PREMIUM ALLOCATIONS CONTINUED ON PAGE 7. NVDA 790 04/19 Page 6 of 13 NV790 06/19

LONG-TERM SMART Premium Allocation (continued from pages 5 and 6) % Traditional Investments % Alternative Strategies % Asset Allocation Tell us how you (cont. from previous column) want your Fixed Income JNL/AQR annuity JNL/JPMorgan Large Cap Relaxed JNL/American Funds Premiums Moderate Growth U.S. Government & Constraint Equity (499) invested. Whole Allocation (526) Quality Bond (443) JNL/Boston Partners percentages JNL/American Funds JNL/Mellon Bond Index Global Long Short only. TOTAL Growth Allocation (527) ALLOCATION (466) Equity (531) JNL/DFA MUST EQUAL JNL/Neuberger Berman JNL/Eaton Vance Moderate Growth 100%. Strategic Income (522) Global Macro Absolute Allocation (535) JNL/PIMCO Income Return Advantage (590) (555) JNL/DFA JNL/FAMCO Flex Core Growth Allocation (534) JNL/PIMCO Investment Total number Covered Call (592) JNL/S&P of allocation Grade Credit Bond (596) JNL/JPMorgan Managed selections may JNL/PIMCO Hedged Equity (694) Conservative (571) not exceed 99. Real Return (433) JNL/Neuberger Berman JNL/S&P JNL/PPM America Currency (594) Managed Moderate (572) Floating Rate Income (556) JNL/Nicholas JNL/S&P JNL/PPM America Convertible Arbitrage (595) Managed Moderate High Yield Bond (491) JNL/Westchester Capital Growth (573) JNL/PPM America Event Driven (569) JNL/S&P Total Return (557) Managed Growth (574) JNL/T. Rowe Price % Tactically Managed Strategies JNL/S&P Short-Term Bond (431) Managed Aggressive JNL iShares Tactical Growth (575) JNL/Vanguard Global Moderate (583) JNL/Vanguard Bond Market Index (565) JNL iShares Tactical Moderate ETF JNL/WMC Government Moderate Growth (584) Allocation (566) Money Market (441) JNL iShares Tactical JNL/Vanguard Growth (585) Moderate Growth ETF % Alternative Investments JNL/BlackRock Allocation (567) JNL/Vanguard Alternative Assets Global Allocation (509) Growth ETF JNL/FPA + DoubleLine JNL/BlackRock Global Allocation (568) Natural Resources (498) Flexible Allocation (409) JNL/First State JNL/JPMorgan Global % Fixed Account Options Allocation (451) Global Infrastructure (517) 1-Year JNL/Heitman U.S. Focused JNL/T. Rowe Price (041) Capital Appreciation (598) Real Estate (693) 3-Year JNL/Invesco (043) % Asset Allocation Global Real Estate (494) 5-Year JNL Conservative (045) Allocation (581) 7-Year JNL Moderate (047) Allocation (582) NOTE: The Contract permits Jackson JNL Moderate of NY to restrict the amount of Growth Allocation (576) Premium payments into, and the JNL Growth amount and frequency of transfers between, into and from, any Fixed Allocation (577) Account Option; to close any Fixed JNL Aggressive Account Option; and to require Growth Allocation (578) transfers from a Fixed Account Option. Accordingly, you should consider JNL Institutional whether investment in a Fixed Account Alt 25 (524) Option is suitable given your JNL Institutional investment objectives. Alt 50 (525) NVDA 790 04/19 Page 7 of 13 NV790 06/19

LONG-TERM SMART Add-On Guaranteed Minimum Withdrawal Benefits May select only one For Life GMWB or GMWB. All Add-On LifeGuard Freedom Flex For Life GMWB with Step-Up (Ages 35-80) GMWBs may not be available Must select one of each option: Lifetime Coverage, Bonus%, Income Stream, and Step-Up for Good Order. through all 1 broker-dealers, Lifetime Coverage Option: Single Life Joint Life 1,3,4,5 and once 8 selected cannot Bonus% Option: 5% 6% 7% be changed. 2 Income Stream Option (GAWA%) : Income Stream Max Income Stream Value Add-On Step-Up Option: Annual Annual to Highest Quarterly Contract Value GMWBs: Additional 1,6 For Life GMWB with 6% Bonus, Step-Up, and Highest Anniversary Value Death Benefit charges will LifeGuard Freedom Flex DB NY apply. Please (Ages 35-75) see the Must select one of each option: Income Stream and Step-Up for Good Order. prospectus for 2 details. Income Stream Option (GAWA%) : Income Stream Max Income Stream Value Step-Up Option: Annual Annual to Highest Quarterly Contract Value Election Age LifeGuard Freedom Net For Life GMWB with 6% Bonus, Step-Up, and Earning-Sensitive Withdrawal Amount (Ages 35-80) limitations apply based on Must select one of each option: Lifetime Coverage, Income Stream, and Step-Up for Good Order. the age of the Owner(s) or Lifetime Coverage Option: Single Life1 Joint Life 1,3,4,5 Covered Lives. 2 Income Stream Option (GAWA%) : Income Stream Max Income Stream Value Step-Up Option: Annual Annual to Highest Quarterly Contract Value LifeGuard Freedom Accelerator For Life GMWB with Deferral Credits and Annual Step-Up (Ages 45-80) Must select one Lifetime Coverage Option for Good Order. Lifetime Coverage Option: Single Life1 Joint Life 1,3,4,5 1,6 LifeGuard Freedom Accelerator DB NY For Life GMWB with Deferral Credits, Annual Step-Up, and Highest Anniversary Value Death Benefit (Ages 45-75) 1 AutoGuard 5 MarketGuard Stretch 7 5% GMWB with Annual Step-Up (Ages 0-80) GMWB (Ages 0-80) Original Owner's Date of Death (mm/dd/yyyy) May not be selected on beneficiary Stretches or Non-Qualified Stretches. Availability of the Income Stream Options (Guaranteed Annual Withdrawal Amount percentage (GAWA%) table options) are subject to change. Please consult your advisor for availability. Varying charges apply. For Non-Qualified plans, spousal joint ownership required unless non-natural owner, then spousal joint annuitants required. Please ensure the Joint Owner section on page 2 (including the "Relationship to Owner" box) is properly completed. For Qualified plans, excluding custodial accounts, 100% primary spousal Beneficiary designation is required. Please ensure the Primary Beneficiary section on page 3 (including the "Relationship to Owner" box) is properly completed. For Qualified plan custodial accounts, Annuitant's spouse must be designated as Contingent Annuitant. May not be selected in combination with an Add-On Guaranteed Minimum Death Benefit on page 9. May only be selected on beneficiary Stretches and Non-Qualified Stretches. May not be selected in combination with an Add-On Guaranteed Minimum Death Benefit on page 9. May not be selected in combination with Joint Lifetime Coverage Option. If electing a Guaranteed Minimum Withdrawal Benefit, please read the disclosures in the Notice to Applicant section on page 11. Add-On Benefits are continued on page 9. NVDA 790 04/19 Page 8 of 13 NV790 06/19

LONG-TERM SMART Add-On Guaranteed Minimum Death Benefits If no Add-On May select only one GMDB. GMDB is selected your beneficiary(ies) May not be selected on beneficiary Stretches, Non-Qualified Stretches or in combination with LifeGuard Freedom Flex DB NY, will receive the LifeGuard Freedom Accelerator DB NY or MarketGuard Stretch on page 8. standard death benefit. Please see the Return of Premium Guaranteed Minimum Death Benefit (Ages 0-85) prospectus for details. Highest Anniversary Value Guaranteed Minimum Death Benefit (Ages 0-79) All Add-On Benefits may not be available through all broker-dealers, and once selected cannot be changed. Add-On GMDBs: Additional charges will apply. Please see the prospectus for details. Election Age limitations apply based on the age of the Owner(s) or Telephone/Electronic Authorization Covered Lives. By checking " Yes," I (we) authorize Jackson of NY to accept instructions to initiate or discontinue Systematic If no election Investment options (Rebalancing, Dollar Cost Averaging, Earnings Sweep) or transfer contract values between is made, investment options via telephone, internet, or other electronic medium from me, or in the case of Joint Owners, Jackson of NY from any Joint Owner, or from my (our) Advisor, subject to Jackson of NY's administrative procedures. will default to " No." Do you consent to Telephone/Electronic Transfer Authorization? Yes No This Jackson of NY has administrative procedures that are designed to provide reasonable assurances that authorization telephone/electronic authorizations are genuine. If Jackson of NY fails to employ such procedures, it may be held is not extended liable for losses resulting from a failure to use such procedures. I (We) release Jackson of NY, its affiliates, to Authorized subsidiaries, and advisors from all damages related in any way to its acting upon any unauthorized Callers. telephone/electronic instruction. I (We) understand and agree that Jackson of NY reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us). Authorized Caller This If you want to authorize an individual other than your Advisor to receive Contract information via telephone and/or authorization in writing, please list that individual's information here. is not extended to Telephone/ First Name Middle Name Last Name Electronic Authorization. Social Security Number Date of Birth (mm/dd/yyyy) NVDA 790 04/19 Page 9 of 13 NV790 06/19

LONG-TERM SMART Electronic Delivery Authorization If no election is Do you consent to Electronic made, Jackson Delivery of Documents? Yes No of NY will default to Check the box(es) next to the types of documents you wish to receive electronically. If Electronic " No." Delivery is authorized, but no document type is selected, the selection will default to "All Documents." Selection of ALL DOCUMENTS Prospectuses and prospectus supplements Annual and Semiannual reports "ALL DOCUMENTS" Transaction confirmations Other Contract-related correspondence currently excludes quarterly My email address is: statements and tax documents. I (We) will notify the company of any new email address. This consent will continue until revoked and will cover delivery to you in the form of an email or by notice to you of Please provide a document's availability on Jackson of NY's website. For jointly owned contracts, all Joint Owners are consenting to one email electronic delivery and use of the single email address above. Please contact the appropriate Jackson of NY Service address and Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery or print clearly. request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson of NY's website (www.jackson.com) is required for If you authorize electronic delivery of Contract-related correspondence. Electronic Delivery but do The computer hardware and software requirements that are necessary to receive, process and retain electronic not provide an communications that are subject to this consent are as follows: To view and download material electronically, you email address must have a computer with internet access, an active email account and Adobe Acrobat Reader. If you don't or the address already have Adobe Acrobat Reader, you can download it free from www.adobe.com. is illegible, Electronic There is no charge for electronic delivery of electronic communications, although you may incur the costs of internet Delivery will access and of such computer and related hardware and software as may be necessary for you to receive, process not be initiated. and retain electronic documents and communications from Jackson of NY. Please make certain you have given Jackson of NY a current email address. Also let Jackson of NY know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any documents or communications in paper form. NVDA 790 04/19 Page 10 of 13 NV790 06/19

LONG-TERM SMART Notice to Applicant This application will be attached to and made part of the Contract. Important Information related to Systematic Investments: Systematic Investing does not ensure a profit or protect against loss. Principal value and investment return of the Investment Divisions will fluctuate with changes in market conditions. When redeemed, unit values may be more or less than the original purchase price. Please see the prospectus for additional information related to Systematic Investment options. Please note the following applies to all Guaranteed Minimum Withdrawal Benefits elected on page 8. A Guaranteed Minimum Withdrawal Benefit (GMWB) may not be appropriate for Owners whose primary objective is to take maximum advantage of the tax deferral available to them under an annuity Contract. These endorsements may also have limited usefulness in connection with tax-qualified contracts in relation to Required Minimum Distributions (RMDs) imposed by the IRS. Some withdrawals necessary to satisfy RMDs may prematurely deteriorate the benefits provided by a GMWB. When purchasing a tax-qualified contract, special consideration should be given to whether or not the purchase of a GMWB is appropriate for the Owner's situation, including consideration of RMDs. Please consult a tax advisor. If you make subsequent Premium payments, we will allocate them in the same way as your Contract's first Premium payment unless you tell us otherwise. Please refer to the current prospectus for complete information regarding your elected GMWB, including how additional Premium payments increase your Guaranteed Withdrawal Balance (GWB), as each GMWB works differently. Subject to the benefit terms, conditions, and limitations, the elected GMWB guarantees that a certain amount may be withdrawn annually, regardless of market performance and even if the Contract Value is zero, until the GMWB is terminated. Excess withdrawals may result in a significant reduction in your Guaranteed Annual Withdrawal Amount (GAWA) and GWB. You may not be able to change the Owner, Joint Owner, Annuitants, or primary spousal Beneficiary, depending on which GMWB you have selected. Jackson of NY reserves the right to increase the GMWB charge in the future. Please refer to the current prospectus for complete information regarding future GMWB charge increases. Client Acknowledgments 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 3. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint Annuitant, or Contingent Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 4. I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson of NY, are variable and may be increased or decreased, and the dollar amounts are not guaranteed. 5. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division. 6. To the best of my (our) knowledge and belief the Contract I (we) have applied for is suitable for my (our) insurance and investment objectives, financial situation and needs. 7. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 8. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be re-determined each Redetermination Date. The re-determined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermination Period. CLIENT ACKNOWLEDGMENTS CONTINUED ON PAGE 12. NVDA 790 04/19 Page 11 of 13 NV790 06/19

LONG-TERM SMART Client Acknowledgments (continued from page 11) 9. I (We) understand that allocations to the Fixed Account Options, with certain exceptions, are subject to a Market Value Adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. 10. I (We) understand that Jackson of NY issues other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) financial advisor. 11. I (We) understand that Jackson of NY may restrict the availability of one or more of the Fixed Account Options and may not accept additional Premium allocations and transfers into the Fixed Account at any time on a nondiscriminatory basis if the yield on investment would not support the minimum interest rate guaranteed under the Fixed Account(s). 12. I acknowledge and represent that I have executed this application, and that my signature below (including my electronic signature) is my true and valid signature. I further authorize Jackson of NY to accept any electronic signature that I may make to this application. 13. I (We) understand that certain broker-dealers may limit the Investment Divisions, Fixed Account Options, and/or Add-On Benefits available under the Contract. I (We) have discussed these limitations with my (our) advisor and have been provided with a list of Investment Divisions, Fixed Account Options and Add-On Benefits currently available for election through my (our) broker-dealer. I (We) understand that any application including an allocation to an Investment Division or Fixed Account Option or election of an Add-On Benefit not available through my (our) broker-dealer will not be accepted. I (We) understand that the Investment Divisions, Fixed Account Options, and/or Add-On Benefits not available through my (our) broker-dealer may be available through other broker-dealers. Client Signatures It is required for Owner's Signature Date Signed (mm/dd/yyyy) State where signed Good Order that all applicable parties to the Owner's Title (required if owned by an Entity) Contract sign here. Joint Owner's Signature Date Signed (mm/dd/yyyy) Required replacement Annuitant's Signature (if other than Owner) Date Signed (mm/dd/yyyy) State where signed forms must be signed on or before the application Joint Annuitant's Signature (if other than Joint Owner) Date Signed (mm/dd/yyyy) signature date. NVDA 790 04/19 Page 12 of 13 NV790 06/19

LONG-TERM SMART Advisor Acknowledgments By signing this form, I certify that: 1. I am authorized and qualified to discuss the Contract herein applied for. 2. I have fully explained the Contract to the client, including Contract benefits, restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs. 3. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief. 4. I have complied with requirements for disclosures and/or replacements as necessary. 5. I have discussed all applicable limitations to Investment Divisions, Fixed Account Options, and/or Add-On Benefit availability with the applicant and have provided the applicant with a list of Investment Divisions, Fixed Account Options, and Add-On Benefits currently available for election. Advisor #1 Signature Date Signed(mm/dd/yyyy) Jackson of NY Advisor No. All Advisor certifications, licenses and trainings must First Name Middle Name Last Name be completed prior to application Email Address (print clearly) Business Phone Number (include area code) execution. Extension If more than one Advisor is participating on this case, please provide the additional Advisor names and Jackson of NY Advisor numbers. Advisor Name #2 Jackson of NY Advisor Number Advisor Name #3 Jackson of NY Advisor Number Advisor Name #4 Jackson of NY Advisor Number Not FDIC/NCUA Insured Not Bank/CU guaranteed May lose value Not a deposit Not insured by any federal agency NVDA 790 04/19 Page 13 of 13 NV790 06/19